SCHEDULE 14A INFORMATION
                    Proxy Statement Pursuant to Section 14(a)
                     of the Securities Exchange Act of 1934

[ X ] Filed by the registrant

[   ] Filed by a party other than the registrant


Check the appropriate box:

[   ] Preliminary Proxy Statement

[   ] Confidential, for Use of the Commission Only
      (as permitted by Rule 14a-6(e)(2))

[ X ] Definitive Proxy Statement

[   ] Definitive Additional Materials

[   ] Soliciting Material Pursuant to ss. 240.14a-11(c) or ss. 240.14a-12


                                IBL BANCORP, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

                                IBL BANCORP, INC.
                              23910 Railroad Avenue
                           Plaquemine, Louisiana 70764
                                 (504) 687-6337

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          To Be Held on April 28, 1999

         NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders ("Annual Meeting") of IBL Bancorp, Inc. (the "Company") will be held at the Company's office located at 23910 Railroad Avenue, Plaquemine, Louisiana 70764 on Wednesday, April 28, 1999 at 10:00 a.m., Central Time, for the following purposes, all of which are more completely set forth in the accompanying Proxy
Statement:

         (1) To elect two directors for terms of three years or until their successors have been elected and qualified;

         (2)      To ratify the  appointment of L.A.  Champagne & Co., L.L.P. as
                  the  Company's   independent  auditors  for  the  year  ending
                  December 31, 1999; and

         (3) To transact such other business as may properly come before the meeting or any adjournment thereof. Except with respect to procedural matters incident to the conduct of the meeting, management is not aware of any other such business.

         Stockholders of record of the Company as of the close of business on March 3, 1999 are entitled to notice of and to vote at the Annual Meeting or any adjournment thereof.

                                           BY ORDER OF THE BOARD OF DIRECTORS



                                           /s/G. Lloyd Bouchereau, Jr.,
                                           ---------------------------
                                           G. Lloyd Bouchereau, Jr.
                                           President and Chief Executive Officer


Plaquemine, Louisiana
March 19, 1999



--------------------------------------------------------------------------------
YOU ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING. IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED REGARDLESS OF THE NUMBER YOU OWN. EVEN IF YOU PLAN TO BE PRESENT, YOU ARE URGED TO COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY PROMPTLY IN THE ENVELOPE PROVIDED. IF YOU ATTEND THE MEETING, YOU MAY VOTE EITHER IN PERSON OR BY PROXY. ANY PROXY GIVEN MAY BE REVOKED BY YOU IN WRITING OR IN PERSON AT ANY TIME PRIOR TO THE EXERCISE THEREOF.
--------------------------------------------------------------------------------

                                IBL BANCORP, INC.


                                 PROXY STATEMENT


                         ANNUAL MEETING OF STOCKHOLDERS

                                 April 28, 1999


       This Proxy Statement is being furnished to the holders of common stock, par value $.01 per share ("Common Stock"), of IBL Bancorp, Inc. (the "Company"), which acquired all of the common stock of The Iberville Building and Loan Association (the "Association") issued in connection with the conversion of the Association from a Louisiana-chartered mutual savings and loan association to a Louisiana-chartered stock savings and loan association in September 1998 (the "Conversion").

       Proxies are being solicited on behalf of the Board of Directors of the Company to be used at the Annual Meeting of Stockholders ("Annual Meeting") to be held at the Company's office located at 23910 Railroad Avenue, Plaquemine, Louisiana 70764 on Wednesday, April 28, 1999 at 10:00 a.m., Central Time, and at any adjournment thereof for the purposes set forth in the Notice of Annual Meeting of Stockholders. This Proxy Statement is first being mailed to stockholders on or about March 19, 1999.

       Each proxy solicited hereby, if properly signed and returned to the Company and not revoked prior to its use, will be voted in accordance with the instructions contained therein. If no contrary instructions are given, each proxy received will be voted for each of the matters described herein and, upon the transaction of such other business as may properly come before the meeting, in accordance with the best judgment of the persons appointed as proxies.

       Any stockholder giving a proxy has the power to revoke it at any time before it is exercised by (i) filing with the Secretary of the Company written notice thereof (Gary K. Pruitt, Secretary, IBL Bancorp, Inc., 23910 Railroad Avenue, Plaquemine, Louisiana 70764); (ii) submitting a duly executed proxy bearing a later date; or (iii) appearing at the Annual Meeting and giving the Secretary notice of his or her intention to vote in person. Proxies solicited hereby may be exercised only at the Annual Meeting and any adjournment thereof and will not be used for any other meeting.


                            VOTING AND REQUIRED VOTES

       Only stockholders of record at the close of business on March 3, 1999 (the "Voting Record Date"") will be entitled to vote at the Annual Meeting. On the Voting Record Date, there were 210,870 shares of Common Stock issued and outstanding, and the Company had no other class of equity securities outstanding. Each share of Common Stock outstanding is entitled to one vote at the Annual Meeting on each matter properly presented at the Annual Meeting.

       Directors are elected by a plurality of the votes cast with a quorum present. A quorum consists of stockholders representing, either in person or by proxy, a majority of the outstanding Common Stock entitled to vote at the meeting. Abstentions are considered in determining the presence of a quorum but will not affect the plurality vote required for the election of directors. The affirmative vote of the holders of a majority of the total votes present in person or by proxy is required to ratify the appointment of the independent auditors. Under rules of the New York Stock Exchange applicable to broker-dealers, the election of directors and the ratification of the auditors are considered "discretionary" items upon which brokerage firms may vote in their discretion on behalf of their clients if such clients have not furnished voting instructions and for which there will not be "broker non-votes."


          INFORMATION WITH RESPECT TO NOMINEES FOR DIRECTOR, DIRECTORS
                   WHOSE TERMS CONTINUE AND EXECUTIVE OFFICERS

Election of Directors

       The Bylaws of the Company presently provide that the Board of Directors shall consist of six members, and the Articles of Incorporation and Bylaws of the Company presently provide that the Board of Directors shall be divided into three classes as nearly equal in number as possible. The members of each class are to be elected for a term of three years or until their successors are elected and qualified. One class of directors is to be elected annually. There are no arrangements or understandings between the Company and any person pursuant to which such person has been elected or nominated as a director, and no director or nominee for director is related to any other director, nominee for director or executive officer of the Company by blood, marriage or adoption.

       Unless otherwise directed, each proxy executed and returned by a stockholder will be voted for the election of the nominees for director listed below. If any person named as a nominee should be unable or unwilling to stand for election at the time of the Annual Meeting, the proxies will nominate and vote for any replacement nominee or nominees recommended by the Board of Directors. At this time, the Board of Directors knows of no reason why any of the nominees listed below may not be able to serve as a director if elected.

                                                        Position with the Company and the
                                                      Association and Principal Occupation                 Director
Name                                   Age(1)              During the Past Five Years                     Since(2)
----                                   ------              --------------------------                     --------
                                                  Nominees for Term Expiring in 2002

G. Lloyd Bouchereau, Jr.                 57       Director, President and Chief Executive                     1968
                                                  Officer of the Association since 1978 and of
                                                  the Company since June 1998; employed by
                                                  the Association since 1966

Bobby E. Stanley                         58       Director, self employed public accountant                   1988

The Board of Directors recommends that you vote FOR the election of the above nominees for director.

                                                  Directors Whose Terms Expire in 2000
Gary K. Pruitt                           57       Director, Secretary-Treasurer of the                        1995
                                                  Association  since 1996 and of
                                                  the  Company  since June 1998;
                                                  retired;   formerly  Executive
                                                  Director of the Greater  Baton
                                                  Rouge Port  Commission in Port
                                                  Allen, Louisiana until
                                                  June 1998

Edward J. Steinmetz                      47       Director, Plant Manager of Ashland Chemical                 1997
                                                  Co.,  a   methanol   plant  in
                                                  Plaquemine,   Louisiana  since
                                                  1995;  prior  thereto,   Plant
                                                  Technical  Manager  at Ashland
                                                  Chemical Co.


                                                  Directors Whose Terms Expire in 2001

John L. Delahaye                         52       Director, Attorney with the law firm of                     1984
                                                  Borron & Delahaye in Plaquemine, Louisiana
                                                  since 1974

Danny M. Strickland                      32       Director, Loan Officer of the Association                   1998
                                                  since 1995 and of the Company since June
                                                  1998; Branch Manager of Transamerica
                                                  Financial Services in Lafayette, Louisiana
                                                  from July 1993 to December 1994; prior
                                                  thereto, Assistant Branch Manager of
                                                  Transamerica Financial Services

----------------
(1)    As of December 31, 1998.
(2)    Includes service as a director of the Association.

Stockholder Nominations

       Article 6.F of the Company's Articles of Incorporation governs nominations for election to the Board of Directors and requires all such nominations, other than those made by the Board, to be made at a meeting of stockholders called for the election of directors, and only by a stockholder who has complied with the notice provisions in that section. Stockholder nominations must be made pursuant to timely notice in writing to the Secretary of the Company. To be timely, a stockholder's notice must be delivered to, or mailed and received at, the principal executive offices of the Company not later than 120 days prior to the anniversary date of the initial mailing of proxy materials by the Company in connection with the immediately preceding annual meeting, except that stockholder nominations with respect to the 1999 Annual Meeting were required to be received by January 15, 1999. Article 6.F also requires the notice of stockholder nominations to provide certain information.

Board Meetings and Committees

       The Board of Directors of the Company met five times during the year ended December 31, 1998. Directors of the Company receive no fees from the Company for attending Board of Directors meetings or committee meetings. The Board of Directors has an audit committee as described below. The Board of Directors of the Company does not have any separate executive, compensation or nominating committees. No director of the Company attended fewer than 75% in the aggregate of the meetings of the Board of Directors held during 1998 and the total number of meetings held by all committees of the Board on which he served during the year.

       The Audit Committee reviews the scope and results of the audit performed by the Company's independent auditors and reviews with management and such independent auditors the Company's system of internal control and audit. The Audit Committee also reviews all examination and other reports by federal banking regulators. The members of the Audit Committee for both the Company and the Association are Messrs. Pruitt (Chairman), Delahaye and Steinmetz. The Audit Committee is the same for the Company and the Association and met once in 1998.

       The full Board of Directors of the Company serves as the Nominating Committee and met once during 1998 in such capacity. Although the Board of Directors will consider nominees recommended by stockholders, it has not actively solicited recommendations from stockholders of the Company. Article 6.F of the Company's Articles of Incorporation provides certain procedures which stockholders must follow in making director nominations.

       Regular meetings of the Board of Directors of the Association are held once a month and special meetings of the Board of Directors are held from time-to-time as needed. There were 20 meetings of the Board of Directors of the Association held during 1998. No director attended fewer than 75% of the total number of meetings of the Board of Directors of the Association during 1998 and the total number of meetings held by all committees of the Board on which the director served during such year.

       The Board of Directors of the Association does not have any separate executive, compensation or nominating committees. The Board has an Investment Committee, which currently consists of all the directors of the Association. The investment Committee met five times in 1998 in conjunction with regular Board meetings.

Directors' Compensation

       Each director of the Association receives $600 for each meeting of the Board of Directors or a committee of the Board. Directors are paid for up to two excused absences from meetings per year.

Executive Officers

       The only executive officers of the Company and the Association are Messrs. Bouchereau and Strickland, who are also directors of the Company and the Association.


                      BENEFICIAL OWNERSHIP OF COMMON STOCK
                   BY CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

       The following table includes, as of the Voting Record Date, certain information as to the Common Stock beneficially owned by (i) each person or entity, including any "group" as that term is used in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended ("1934 Act"), who or which was known to the Company to be the beneficial owner of more than 5% of the issued and outstanding Common Stock, (ii) the directors of the Company, and (iii) all directors and executive officers of the Company and the Association as a group.

                                                                       Common Stock
                                                                  Beneficially Owned as of
                                                                      March 3, 1999(1)
                                                                  ------------------------

        Name of Beneficial Owner                                  Amount                %
        ------------------------                                  ------              ----
IBL Bancorp, Inc.                                                16,869(2)             8.0%
Employee Stock Ownership Plan Trust
23910 Railroad Avenue
Plaquemine, Louisiana 70764

Directors:
       G. Lloyd Bouchereau, Jr.                                  10,167(3)           4.8%
       John L. Delahaye                                           7,500(4)           3.6%
       Gary K. Pruitt                                             7,000(5)           3.3%
       Bobby E. Stanley                                          10,000(6)           4.7%
       Edward J. Steinmetz                                         6000              2.8%
       Danny M. Strickland                                        2,628(7)           1.2%
All directors and executive officers of the
 Company and the Association as a group (six persons)            43,295(2)          20.5%

                                                        (Footnotes on next page)

-------------------
(1) Based upon information furnished by the respective persons. Pursuant to rules promulgated under the 1934 Act, a person is deemed to beneficially own shares of Common Stock if he or she directly or indirectly has or shares (i) voting power, which includes the power to vote or to direct the voting of the shares; or (ii) investment power, which includes the power to dispose or direct the disposition of the shares. Unless otherwise indicated, the named beneficial owner has sole voting power and sole investment power with respect to the indicated shares.

(2) The IBL Bancorp, Inc. Employee Stock Ownership Plan Trust ("Trust") was established pursuant to the IBL Bancorp, Inc. Employee Stock Ownership Plan ("ESOP") by an agreement between the Company and Messrs. Bouchereau, Stanley and Strickland, who act as trustees of the plan ("Trustees"). As of the Voting Record Date, 16,447 shares of Common Stock held in the Trust were unallocated and 422 shares had been allocated to the accounts of participating employees. Under the terms of the ESOP, the Trustees will generally vote the allocated shares held in the ESOP in accordance with the instructions of the participating employees and will generally vote unallocated shares held in the ESOP in the same proportion for and against proposals to stockholders as the ESOP participants and beneficiaries actually vote shares of Common Stock allocated to their individual accounts, subject in each case to the fiduciary duties of the ESOP trustees and applicable law. Any allocated shares which either abstain on the proposal or are not voted will be disregarded in determining the percentage of stock voted for and against each proposal by the participants and beneficiaries. The amount of Common Stock beneficially owned by each individual trustee or all directors and executive officers as a group does not include the unallocated shares held by the Trust. The total for all directors and executive officers as a group includes 270 shares allocated to the ESOP accounts of the two executive officers.

(3) Includes 2,500 shares held by Mr. Bouchereau's individual retirement account ("IRA"), 3,000 shares held by his spouse's IRA, 2,000 shares held jointly with his spouse, 1,000 shares held by his two children, and 167 shares allocated to Mr. Bouchereau's ESOP account. Mr. Bouchereau has shared voting and dispositive power with respect to the shares held by his spouse and children. Excludes the unallocated shares held by the ESOP, of which Mr. Bouchereau is one of three trustees.

(4) Includes 3,750 shares held by Mr. Delahaye's spouse, with whom voting and dispositive power is shared.

(5) Includes 1,000 shares held by Mr. Pruitt's spouse, with whom voting and dispositive power is shared.

(6) Consists of 5,759 shares held by Mr. Stanley's IRA and 4,241 shares held by Mr. Stanley's spouse, with whom voting and dispositive power is shared. Excludes the unallocated shares held by the ESOP, of which Mr. Stanley is one of three trustees.

(7) Includes 103 shares allocated to Mr. Strickland's ESOP account and 25 shares held jointly by Mr. Strickland's parents. Excludes the unallocated shares held by the ESOP, of which Mr. Strickland is one of three trustees.

Section 16(a) Beneficial Ownership Reporting Compliance

       Under Section 16(a) of the 1934 Act, the Company's directors, officers and any persons holding more than 10% of the Common Stock are required to report their ownership of the Common Stock and any changes in that ownership to the Securities and Exchange Commission ("Commission") and the National Association of Securities Dealers, Inc. ("NASD") by specific dates. Based on representations of its directors and officers and copies of the reports that they have filed with the Commission and the NASD, the Company believes that all of these filing requirements were satisfied by the Company's directors and officers in the year ended December 31, 1998.


                             EXECUTIVE COMPENSATION

Summary Compensation Table

       The Company has not yet paid separate compensation directly to its officers. The following table sets forth a summary of certain information concerning the compensation paid by the Association for services rendered in all capacities during the year ended December 31, 1998 to the President and Chief Executive Officer of the Company and the Association. No executive officer of the Association received total compensation in excess of $100,000 during 1998.

                                                           Annual Compensation
      Name and Principal                          ---------------------------------------------           All-Other
           Position                  Year         Salary(1)          Bonus             Other(2)        Compensation(3)
           --------                  ----         ---------          -----             --------        ---------------
G. Lloyd Bouchereau, Jr.,            1998         $79,200           $8,000              $   --             $12,822
    President and Chief              1997          75,600            6,400                  --              10,680
    Executive Officer                1996          69,600            6,200                  --              10,290

-----------------
(1)    Includes directors' fees of $12,000, $10,800 and $7,200 in 1998, 1997 and
       1996, respectively.

(2) Annual compensation does not include amounts attributable to other miscellaneous benefits received by Mr. Bouchereau. The costs to the Association of providing such benefits during 1998 did not exceed 10% of the total salary and bonus paid to or accrued for the benefit of such individual executive officer.

(3) Consists of amounts allocated, accrued or paid by the Association on behalf of Mr. Bouchereau pursuant to the Association's Profit Sharing Plan and, in 1998, $1,542 of Common Stock allocated to Mr. Bouchereau's ESOP account.

Employment Agreements

       In connection with the Conversion, the Company and the Association (the "Employers") entered into employment agreements with each of Messrs. Bouchereau and Strickland. The Employers have agreed to employ the executives for a term of three years commencing September 30, 1998, in each case in their current respective positions. The agreements provide that Messrs. Bouchereau and Strickland will initially be paid their current salary levels of $67,200 and $38,400, respectively. The executives' compensation and expenses shall be paid by the Company and the Association in the same proportion as the time and services actually expended by the executives on behalf of each respective Employer. The employment agreements will be reviewed annually, and the term of the executives' employment agreements shall be extended each year for a successive additional one-year period upon the approval of the Employers' Boards of Directors, unless either party elects, not less than 30 days prior to the annual anniversary date, not to extend the employment term.

       Each of the employment agreements are terminable with or without cause by the Employers. The executives have no right to compensation or other benefits pursuant to the employment agreements for any period after voluntary termination by the Employers for cause, disability or retirement. The agreements provide for certain benefits in the event of the executive's death. In the event that (i) either executive terminates his employment because of failure to comply with any material provision of the employment agreements or the Employers change the executive's title or duties or (ii) the employment agreement is terminated by the Employers other than for cause, disability, retirement or death or by the executive as a result of certain adverse actions which are taken with respect to the executive's employment following a change in control of the Company, as defined, then the executive will be entitled to a cash severance amount equal to three times his average annual compensation for the last five calendar years (or such shorter period that he has worked with the Association), plus the continuation of certain miscellaneous fringe benefits, subject to reduction pursuant to Section 280G of the Internal Revenue Code of 1986, as amended (the "Code") as set forth below in the event of a change in control.

       A change in control is generally defined in the employment agreements to include any change in control of the Company required to be reported under the federal securities laws, as well as (i) the acquisition by any person of 20% or more of the Company's outstanding voting securities or (ii) a change in a majority of the directors of the Company during any three-year period without the approval of at least two-thirds of the persons who were directors of the Company at the beginning of such period.

       Each employment agreement provides that, in the event that any of the payments to be made thereunder or otherwise upon termination of employment are deemed to constitute "parachute payments" within the meaning of Section 280G of the Code, then such payments and benefits received thereunder shall be reduced by the amount which is the minimum necessary to result in the payments not exceeding three times the recipient's average annual compensation from the Employers which was includable in the recipient's gross income during the most recent five taxable years (the

"Section 280G Limit"). As a result, none of the severance payments will be subject to a 20% excise tax, and the Employers will be able to deduct such payments as compensation expense for federal income tax purposes. If a change in control was to occur in 1999, the Section 280G Limit for Messrs. Bouchereau and Strickland would be approximately $207,000 and $116,000, respectively.

       Although the above-described employment agreements could increase the cost of any acquisition of control of the Company, management of the Company does not believe that the terms thereof would have a significant antitakeover effect. The Company and/or the Association may determine to enter into similar employment agreements with other officers in the future.

Profit Sharing Plan

       The Association maintains an Employee Profit Sharing Plan (the "Profit Sharing Plan"), which is a tax-qualified defined contribution plan. Full-time employees who have been credited with at least one year of service and who have attained age 21 are eligible to participate in the Profit Sharing Plan. The Association generally contributes each year an amount to the Profit Sharing Plan equal to 15% of the gross salaries of eligible employees, and the contributions for 1998, 1997 and 1996 were $28,500, $31,000 and $23,000, respectively.
Employees become vested as to their account balances at the rate of 20% per year after three years of service and are 100% vested after seven years of service. Benefits are payable upon retirement, death or disability.

Employee Stock Ownership Plan

       The Company has established the ESOP for employees of the Company and the Association. Full-time employees of the Company and the Association who have been credited with at least 1,000 hours of service during a 12-month period and who have attained age 21 are eligible to participate in the ESOP.

       The ESOP borrowed $168,690 from the Company in order to fund the purchase of 8% of the Common Stock sold in the Conversion. The amount of the loan equaled 100% of the aggregate purchase price of the Common Stock acquired by the ESOP. The loan to the ESOP is being repaid principally from the Company's and the Association's contributions to the ESOP over a period of 10 years, and the collateral for the loan is the Common Stock purchased by the ESOP. The interest rate for the ESOP loan is a fixed rate of 8.5%. The Company may, in any plan year, make additional discretionary contributions for the benefit of plan participants in either cash or shares of Common Stock, which may be acquired through the purchase of outstanding shares in the market or from individual stockholders, upon the original issuance of additional shares by the Company or upon the sale of treasury shares by the Company. Such purchases, if made, would be funded through additional borrowings by the ESOP or additional contributions from the Company. The timing, amount and manner of future contributions to the ESOP will be affected by various factors, including prevailing regulatory policies, the requirements of applicable laws and regulations and market conditions.

       Shares purchased by the ESOP with the proceeds of the loan are held in a suspense account and released to participants on a pro rata basis as debt service payments are made. Shares released from the ESOP are allocated to each eligible participant's ESOP account based on the ratio of each such participant's base compensation to the total base compensation of all eligible ESOP participants. Forfeitures will be reallocated among remaining participating employees and may reduce any amount the Company might otherwise have contributed to the ESOP. Upon the completion of three years of service, the account balances of participants within the ESOP will become 20% vested and will continue to vest at the rate of 20% for each additional year of service completed by the participant, such that a participant will become 100% vested upon the completion of seven years of service. Credit is given for years of service with the Association prior to adoption of the ESOP. In the case of a "change in control," as defined, however, participants will become immediately fully vested in their account balances. Benefits may be payable upon retirement or separation from service. The Company's contributions to the ESOP are not fixed, so benefits payable under the ESOP cannot be estimated.

       Messrs. Bouchereau, Stanley and Strickland serve as trustees of the ESOP. Under the ESOP, the trustees must generally vote all allocated shares held in the ESOP in accordance with the instructions of the participating employees, and unallocated shares will generally be voted in the same ratio on any matter as those allocated shares for which instructions are given, in each case subject to the requirements of applicable law and the fiduciary duties of the trustees.

       Generally accepted accounting principles require that any third party borrowing by the ESOP be reflected as a liability on the Company's statement of financial condition. Since the ESOP's loan is from the Company, the loan is not treated as a liability, but rather the amount of the loan is deducted from stockholders' equity. If the ESOP purchases newly issued shares from the Company, total stockholders' equity would neither increase nor decrease, but per share stockholders' equity and per share net earnings would decrease as the newly issued shares are allocated to the ESOP participants.

       The ESOP is subject to the requirements of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and the regulations of the Internal Revenue Service and the Department of Labor thereunder.

Certain Transactions

       John L. Delahaye, a director of the Association, is a partner in the firm of Borron & Delahaye, which serves as general counsel to the Association. During 1998, Borron & Delahaye received a monthly retainer of $400 from the Association and approximately $33,000 of legal fees in connection with real estate loan closings. All of the loan closing fees were paid by the borrowers rather than the Association.

       Management believes that the above transactions were on terms at least as favorable to the Association as could be obtained from unaffiliated third parties.

Indebtedness of Management

       In the ordinary course of business, the Association makes loans available to it directors, officers and employees. Such loans are made on the same terms as comparable loans to other borrowers. It is the belief of management that these loans neither involve more than the normal risk of collectibility nor present other unfavorable features. At December 31, 1998, the Association had 20 loans outstanding to directors and executives officers of the Association, or members of their immediate families. These loans totaled approximately $950,000 or 28.1% of the Company's total stockholders' equity at December 31, 1998.

       The following table sets forth certain information with respect to each current director or executive officer of the Association, or members of their immediate families, whose aggregate indebtedness exceeded $60,000 during the period indicated.

                                                                               Highest
                                                                               Principal
                                                                Year         Balance from      Principal           Interest
                                     Nature of                  Loan          1/1/98 to        Balance at         Rate as of
Name and Position                  Indebtedness                 Made          12/31/98         12/31/98            12/31/98
-----------------                  ------------                 ----          --------         --------            --------
G. Lloyd Bouchereau, Jr.,       Residential mortgage            1995          $ 79,874         $ 67,623               7.31%(1)
President and Chief             Automobile loan                 1998            21,000            3,000               7.50
Executive Officer               Residential
                                  mortgage(2)                   1978            29,468           27,755               8.50
                                Second mortgage(2)              1998            37,000           34,152               8.00
                                Residential
                                  mortgage(2)                   1996            11,039           10,050               8.50
                                Residential
                                  mortgage(2)                   1992            60,781           58,448               7.54(1)
                                Second mortgage(2)              1994            24,975           24,967              10.00
                                Share loan(2)                   1990            20,000           20,000               7.25
                                Automobile loan(2)              1996            17,583           12,158               8.50
                                Second mortgage(2)              1997            51,566           49,734               8.50
                                Residential
                                  mortgage(2)                   1977            24,472           22,317               8.50
                                Share loan(2)                   1997               801              596               7.50


                                                        (Continued on next page)

                                                                               Highest
                                                                               Principal
                                                                Year         Balance from      Principal           Interest
                                     Nature of                  Loan          1/1/98 to        Balance at         Rate as of
Name and Position                  Indebtedness                 Made          12/31/98         12/31/98            12/31/98
-----------------                  ------------                 ----          --------         --------            --------
Bobby E. Stanley,               Residential mortgage            1986          $ 62,246         $ 56,598           7.15%(1)
   Director                     Residential mortgage            1995            23,499           21,245            8.31(1)
                                Commercial real
                                   estate                       1994           219,415          213,385            8.23(1)
                                Commercial real
                                   estate                       1995             4,869              974              10.00
                                Commercial real
                                   estate                       1997            37,696           36,179            7.32(1)
                                Residential
                                   mortgage(2)                  1997           122,690          119,052            7.13(1)
                                Commercial real
                                   estate(2)                    1997           123,878          121,732            7.31(1)

------------------

(1) The interest rate adjusts annually.

(2) Represents a loan to an immediate family member.


                     RATIFICATION OF APPOINTMENT OF AUDITORS

       The Board of Directors of the Company has appointed L.A. Champagne & Co., L.L.P., independent certified public accountants, to perform the audit of the Company's consolidated financial statements for the year ending December 31, 1999, and has further directed that the selection of auditors be submitted for ratification by the stockholders at the Annual Meeting.

       The Company has been advised by L.A. Champagne & Co., L.L.P. that neither that firm nor any of its associates has any relationship with the Company or its subsidiaries other than the usual relationship that exists between independent certified public accountants and clients. L.A. Champagne & Co., L.L.P. will have one or more representatives at the Annual Meeting who will have an opportunity to make a statement, if they so desire, and who will be available to respond to appropriate questions.

       The Board of Directors recommends that you vote FOR the ratification of the appointment of L.A. Champagne & Co., L.L.P. as independent auditors for the year ending December 31, 1999.

                              STOCKHOLDER PROPOSALS

       Any proposal which a stockholder wishes to have included in the proxy materials of the Company relating to the next annual meeting of stockholders of the Company, which is scheduled to be held in April 2000, must be received at the principal executive offices of the Company, 23910 Railroad Avenue, Plaquemine, Louisiana 70764, Attention: Gary K. Pruitt, Secretary, no later than November 22, 1999. If such proposal is in compliance with all of the requirements of Rule 14a-8 under the 1934 Act, it will be included in the proxy statement and set forth on the form of proxy issued for such annual meeting of stockholders. It is urged that any such proposals be sent by certified mail, return receipt requested.

       Stockholder proposals which are not submitted for inclusion in the Company's proxy materials pursuant to Rule 14a-8 under the 1934 Act may be brought before an annual meeting provided that the requirements set forth in
Article 9.D of the Company's Articles of Incorporation are satisfied in a timely manner. To be timely, a stockholder's notice must be delivered to, or mailed and received at, the principal executive offices of the Company not less than 120 days prior to the anniversary date of the initial mailing of proxy materials by the Company in connection with the Company's immediately preceding annual stockholders' meeting, except that stockholder proposals with respect to the 1999 Annual Meeting were required to be received by January 15, 1999.


                                 ANNUAL REPORTS

       A copy of the Company's Annual Report to Stockholders for the year ended December 31, 1998 accompanies this Proxy Statement. Such annual report is not part of the proxy solicitation materials.

       UPON RECEIPT OF A WRITTEN REQUEST, THE COMPANY WILL FURNISH TO ANY STOCKHOLDER WITHOUT CHARGE A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-KSB FOR THE YEAR ENDED DECEMBER 31, 1998 AND A LIST OF THE EXHIBITS THERETO REQUIRED TO BE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION UNDER THE 1934 ACT. SUCH WRITTEN REQUEST SHOULD BE DIRECTED TO DANNY M. STRICKLAND, VICE PRESIDENT, IBL BANCORP, INC., 23910 RAILROAD AVENUE, PLAQUEMINE, LOUISIANA 70764. THE FORM 10-KSB IS NOT PART OF THE PROXY SOLICITATION MATERIALS.


                                  OTHER MATTERS

       Each proxy solicited hereby also confers discretionary authority on the Board of Directors of the Company to vote the proxy with respect to the approval of the minutes of the last meeting of stockholders, the election of any person as a director if the nominee is unable to serve or for good cause will not serve, matters incident to the conduct of the meeting, and upon such other matters as may properly come before the Annual Meeting. Management is not aware of any business that may properly come before the Annual Meeting other than those matters described above in this Proxy Statement. However, if any other matters should properly come before the Annual Meeting, it is intended that the proxies solicited hereby will be voted with respect to those other matters in accordance with the judgment of the persons voting the proxies.

       The Company may solicit proxies by mail, advertisement, telephone, facsimile, telegraph and personal solicitation. Directors and executive officers of the Company and the Association may solicit proxies personally or by telephone without additional compensation. The Company will reimburse banks, brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy solicitation materials to the beneficial owners of the Company's Common Stock.


      YOUR VOTE IS IMPORTANT! WE URGE YOU TO SIGN AND DATE THE ENCLOSED PROXY CARD AND RETURN IT TODAY IN THE ENCLOSED POSTAGE- PAID ENVELOPE.

                                 REVOCABLE PROXY
                                IBL BANCORP, INC.

        [ X ] PLEASE MARK VOTES AS IN THIS EXAMPLE

  THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF IBL BANCORP, INC. FOR USE ONLY AT THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON APRIL 28, 1999 AND AT ANY ADJOURNMENT THEREOF.

  The undersigned hereby appoints the Board of Directors of the Company, or any successors thereto, as proxies, with full powers of substitution, to vote the shares of the undersigned at the Annual Meeting of Stockholders of the Company to be held at the Company's office located at 23910 Railroad Avenue, Plaquemine, Louisiana 70764, on April 28, 1999, at 10:00 a.m., Central Time, or at any adjournment thereof, with all the powers that the undersigned would possess if personally present, as follows:

1. Election of Directors
   Nominees for three-year term:


   G. Lloyd Bouchereau, Jr. and Bobby E. Stanley

                [   ] FOR      [   ] WITHHOLD      [   ] EXCEPT


INSTRUCTION: To withhold authority to vote for any individual nominee, mark "For All Except" and write that nominee's name in the space provided below.


--------------------------------------------------------------------------------



2. Proposal to ratify the appointment of L.A. Champagne & Co., L.L.P. as the Company's independent auditors for the year ending December 31, 1999.

                [   ] FOR      [   ] AGAINST      [   ] ABSTAIN



  In their discretion, the proxies are authorized to vote with respect to approval of the minutes of the last meeting of stockholders, the election of any person as a director if the nominee is unable to serve or for good cause will not serve, matters incident to the conduct of the meeting, and upon such other matters as may properly come before the meeting.

  The Board of Directors recommends that you vote FOR the Board of Directors' nominees listed above and FOR Proposal 2. Shares of common stock of the Company will be voted as specified. If no specification is made, shares will be voted for the election of the Board of Directors' nominees to the Board of Directors, for Proposal 2, and otherwise at the discretion of the proxies. This proxy may not be voted for any person who is not a nominee of the Board of Directors of the Company. This proxy may be revoked at any time before it is exercised.

                         Please be sure to sign and date
                          this Proxy in the box below.

                    _________________________________________
                                      Date

                   _________________________________________
                             Stockholder sign above

                   _________________________________________
                         Co-holder (if any) sign above

    Detach above card, sign, date and mail in postage paid envelope provided.

                                IBL BANCORP, INC.

  The above signed acknowledges receipt of the Notice of Annual Meeting of Stockholders of IBL Bancorp, Inc. called for April 28, 1999, a Proxy Statement for the Annual Meeting and the 1998 Annual Report to Stockholders.

  Please sign exactly as your name(s) appear on this Proxy. Only one signature is required in the case of a joint account. When signing in a representative capacity, please give title.


                   PLEASE MARK, SIGN, DATE AND PROMPTLY RETURN
                  THIS PROXY CARD USING THE ENCLOSED ENVELOPE.